SCHEDULE 14C
(Rule 14c-2)

INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ] Definitive Information Statement

MEDIQUIP HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (check the appropriate box):

[X] No Fee Required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offering fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.

1) Amount previously paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

MEDIQUIP HOLDINGS, INC.
Kelsey House
77 High Street
Beckenham
Kent
BR3 1AN
United Kingdom

WRITTEN CONSENTS RELATING
TO
CORPORATE NAME CHANGE OF
MEDIQUIP, INC.
(a Nevada corporation)
TO
DEEP DOWN, INC.
(a Nevada corporation)

We are pleased to give you this notice that stockholders representing a majority of our outstanding voting interests have consented in writing to the changing its corporate name to Deep Down, Inc.

We believe this name change will more accurately reflect the principal business of the corporation resulting from its agreement for a business combination with Deep Down, Inc. Deep Down, Inc. specializes in the provision of Installation management, engineering services, support services and storage management for the subsea controls, umbilicals & pipeline industries.

WE ARE NOT ASKING YOU FOR A PROXY AND REQUEST THAT YOU NOT SEND US A PROXY.

Our board of directors approved and adopted a resolution authorizing a change of the corporate name to Deep Down, Inc on November 13, 2006.

When the name change is completed, the shares you own of Deep Down, Inc. will be the same as the number of MediQuip shares you own immediately prior to the completion of the Name Change, and your relative economic ownership in the company will remain unchanged. After completion of the name change and the acquisition of Deep Down, Inc., MediQuip and its subsidiaries will conduct the business now conducted by Deep Down, Inc. and its subsidiaries under the name Deep Down, Inc..

MediQuip common stock is currently traded on the Over the Counter Bulletin Board under the symbol “MQPH” and, immediately following the name change, Deep Down common shares will be traded on the Over the Counter Bulletin Board under a different symbol that has not yet been assigned.

As of the close of business on November 13, 2006, the record date for shares entitled to notice of and to sign written consents in connection with the name change, there were 7,870,171 shares of our common stock outstanding and 22,000 shares of our preferred stock outstanding. Each share of our common stock is entitled to one vote and the shares of our preferred stock are not entitled to vote in connection with the name change. Prior to the mailing of this Information Statement, the board of directors and David Francis, who owns a majority of the shares of voting stock outstanding, signed written consent approving the name change. As a result, the name change has been approved and neither a meeting of our stockholders nor additional written consents are necessary. This Information Statement will be mailed or provided to the stockholders of MediQuip on or about November 25, 2006.

By Order of the Board of Directors,

David Francis
Chief Executive Officer

SUMMARY

Transaction:	Change of corporate name from MediQuip Holdings, Inc. to Deep Down, Inc.

Effective Date:	December 14, 2006

Purpose:
The sole purpose of the transaction is to change our corporate name in order to satisfy one of the conditions of the business combination with Deep Down, Inc. described in the Form 8-K filed with the Securities and Exchange Commission and attached to this Information Statement as an Exhibit. See “Corporate Name Change - Reasons for Name Change.”

Method:	Amendment to the Articles of Incorporation of MediQuip filed with the Secretary of State of Nevada. See Changes in MediQuip’s Charter - Corporate Name.”

Additional Information	More information is available about the Corporation free of charge from us and from the Securities and Exchange Commission. See “Additional Information.”

Your Right to Dissent:	You do not have the right to dissent to the name change

Questions and Answers about the Name change

The following questions and answers are intended to respond to frequently asked questions concerning the name change of MediQuip in Nevada. You should carefully read the entire Information Statement, as well as its appendices and the documents incorporated by reference in this Information Statement.

Q: Why isn’t MediQuip soliciting proxies relating to the Special Meeting?

A: We have received written consents from the holders of a majority of the capital stock authorized to vote on the name change. Under the Nevada Revised Statutes (“Nevada Law”) and our Articles of Incorporation this transaction may be approved by the written consent of a majority of the voting interests entitled to vote on it without a meeting called for that purpose. Since we have received the written consent of the necessary number of votes to approve the name change, conducting a meeting of the stockholders is not necessary and represents a substantial and avoidable expense.

Q: How will the name change be accomplished?

A: MediQuip will amend its Articles of Incorporation change the name of the corporation from MediQuip Holdings, Inc. to Deep Down, Inc. The sales of shares of MediQuip will cease to be reported on the Over The Counter Bulletin Board and the sales of shares of Deep Down common stock will begin being reported in their place beginning on the Effective Date of the name change, under a new CUSIP number and new trading symbol that have not yet been assigned. Other securities of MediQuip, such as options, warrants, other rights to purchase common stock, and securities exchangeable for or convertible into our common stock will be exercisable or exchangeable for securities issued by Deep Down. See “Corporate Name Change - Principal Features of the Name change.”

Q: How will the name change affect your ownership interest of MediQuip?

A: The name change will not affect your rights as a stockholder of MediQuip. The number of outstanding shares of capital stock will not change See “Corporate Name Change - Capitalization.”

Q: How will the name change affect the officers and directors of MediQuip?

A: The name change will not change our officers and directors who will continue to hold the same positions with MediQuip.

Q: How do I exchange certificates of MediQuip for certificates of Deep Down?

A: Enclosed with this Information Statement is a letter of transmittal and instructions for surrendering certificates representing shares of MediQuip. If you are a record stockholder, you should complete the letter of transmittal and send it with certificates representing your shares of MediQuip to the address set forth in the letter. Upon surrender of a certificate for cancellation with a duly executed letter of transmittal, MediQuip will issue new certificates representing the number of whole shares of MediQuip common stock as soon as practical after the Effective Date. If you are not the record owner of your MediQuip shares because they are held by a brokerage or investment banker your shares of MediQuip will be exchanged by your broker. See “Corporate Name Change - How to Exchange MediQuip Certificates.”

Q: What if I lost my MediQuip certificates?

A: If you lost your MediQuip certificates, you should contact our transfer agent as soon as possible to have a new certificate issued. You may be required to post a bond or other security to reimburse us for any damages or costs if the certificate is later delivered for conversion. Our transfer agent may be reached at:

Cottonwood Stock Transfer Corporation
5899 South State Street
Salt Lake City, Utah 84107
Tel: 801-266-7151
Fax: 801-262-0907

Q: Can I require MediQuip to purchase my stock?

A: No. The Nevada Revised Statutes do not give you the right to require MediQuip to purchase your shares.

Q: Who will pay the costs of name change?

A: MediQuip will pay all of the costs of the name change, including distributing this Information Statement. We may also pay brokerage firms and other custodians for their reasonable expenses for forwarding information materials to the beneficial owners of our common stock. We do not anticipate contracting for other services in connection with the name change.

Q: Will MediQuip be taxed as a result of the name change?

A: We do not believe that MediQuip should incur any U.S. federal tax as a result of the name change. However, we have not sought or have we received an opinion of counsel or other authoritative advice with respect to the tax consequences of the name change

MEDIQUIP, INC.
Kelsey House
77 High Street
Beckenham
Kent
BR3 1AN
United Kingdom

INFORMATION STATEMENT

Approximate Date Information Statement First Sent to Stockholders:
November 25, 2006

This Information Statement relates to action taken by the Stockholders of MediQuip Holdings, Inc., a Nevada corporation (we refer to it as “MediQuip”) by written consent dated as of November 13, 2006 (we refer to it as the “Consent”). The board of directors has prepared and distributed this Information Statement. We are not soliciting proxies or additional consents and request that you do not send proxies or consents to us for use in connection with the Consent. All expenses incurred in this Information Statement will be paid by MediQuip.

OUTSTANDING SHARES AND VOTING INTERESTS AND
VOTE REQUIRED FOR ADOPTION OF CERTAIN MATTERS

As of the close of business on November 13, 2006, the record date for shares entitled to notice of and to sign written consents in connection with the name change, there were 7,870,171 shares of our common stock outstanding and 22,000 shares of our preferred stock outstanding. Each share of our common stock is entitled to one vote and the shares of our preferred stock are not entitled to vote in connection with the name change. Prior to the mailing of this Information Statement, the board of directors and David Francis, who owns a majority of the shares of voting stock outstanding, signed written consent approving the name change. As a result, the name change has been approved and neither a meeting of our stockholders nor additional written consents are necessary.

DIRECTORS AND EXECUTIVE OFFICERS

The directors and executive officers of the Corporation are as follows:

Name	Age	Position

David Francis	40	Director and Chief Executive Officer
Nicola Rodker	39	Director
Steve O'Toole	33	Director
Robert Powell	54	Director

David Francis has served as a director since July 2003, having previously been Managing Director and majority shareholder of Westmeria Healthcare Limited before it merged with MediQuip.

Nicola Rodker was appointed Finance Director in January 2006, having previously held the role of Finance Manager for the past 5 years. Nicola is a qualified accountant with 18 years’ experience.

Steve O'Toole was appointed director on 1 February 2005, having previously held the role of IT manager and subsequently, Head of Operations. He has experience of systems and control processes, having implemented major IT projects in the past.

Robert Powell was appointed Director on 1 January 2006, having previously held the role of Distributor Network Manager and then National Sales Manager. He has experience in sales and marketing through distributors but specializing in the National Health Service Market Place.

VOTING SECURITIES AND OWNERSHIP
BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists the beneficial ownership of shares of MediQuip’s common stock and by (i) all persons and groups known by MediQuip to own beneficially more than 5% of the outstanding shares of MediQuip’s common stock, (ii) each director, (iii) each person who held the office of chief executive officer during the last fiscal year, (iv) the four highest compensated executive officers who were serving as executive officers on January 31, 2006 and received aggregate compensation during that year in excess of $100,000, and (v) all directors and officers as a group. None of the directors or officers of MediQuip owned any equity security issued by MediQuip’s subsidiaries. Information with respect to officers, directors and their families is as of January 31, 2006 and is based on the books and records of MediQuip and information obtained from each individual. Information with respect to other stockholders is based upon the Schedule 13D or Schedule 13G filed by such stockholders with the Securities and Exchange Commission. Unless otherwise stated, the business address of each individual or group is the same as the address of MediQuip’s principal executive office.

Name and Address of Beneficial Owner(1)(3)	Number and Class of Stock Owned(2)	Percent of Class	Percent of Voting

David Francis Chief Executive Officer, Director	3,918,906	93.85%	92.99%
Nicola Rodker Director	34,688.83%	.82%

Steve O’Toole Director	7,969.19%	.19%

Robert Powell Director	-0-
All Directors and Officers as a Group (3 Persons)	3,961,563	94.87%	94.00%

(1) The address of all named persons is Kelsy House, 77 High Street, Beckenham, Kent, UK. BR3 1AN.

(2) All shares are Series A Preferred, each convertible on or after March 31, 2007 into eight (8) common shares and vote on an as converted basis of eight (8) votes per preferred share.

(3) As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). Except as otherwise noted, it is believed by MediQuip that all persons have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security which that person has the right to acquire within 60 days, such as options or warrants to purchase the common stock of MediQuip.

CORPORATE NAME CHANGE

The following discussion summarizes certain aspects of our name change. This summary does not include all of the provisions of the Name change between MediQuip and MediQuip, a copy of which is attached hereto as Exhibit A, or the Articles of Incorporation of MediQuip, a copy of which is attached hereto as Exhibit B. Copies of the by-laws of MediQuip are available for inspection at our principal office and we will send copies to stockholders without charge upon request.

Reason for Name change

The sole purpose of the transaction is to change our corporate name in order to satisfy one of the conditions of the business combination with Deep Down, Inc. described in the Form 8-K filed with the Securities and Exchange Commission and attached to this Information Statement as an Exhibit.

Principal Features of the Name change

MediQuip is incorporated under the laws of the State of Nevada. On the Effective Date of the name change your rights as stockholders will continue to be governed by Title 7, Chapter 78 of the Nevada Revised Statutes (“Nevada Law”) and the Articles of Incorporation and by-laws of MediQuip will reflect the name Deep Down, Inc.” rather than MediQuip Holdings, Inc.

The name change does not change the board of directors and officers of MediQuip or the location of our daily business operations that will continue at our principal executive offices at Kelsey House, 77 High Street, Beckenham, Kent BR3 1AN United Kingdom.

Reservation of Rights

Our board of directors reserves the right not to proceed, if, at any time prior to filing the amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada, our board of directors determines that the name change is no longer in our and our stockholders’ best interests.

How to Exchange MediQuip Certificates for MediQuip Certificates

Enclosed are (i) a form letter of transmittal and (ii) instructions for surrender of your certificates representing our common stock in exchange for certificates representing shares of MediQuip common stock, preferred stock and warrants or options. Upon surrender of a certificate representing our common stock, preferred stock, warrants or options to MediQuip, together with a duly executed letter of transmittal, MediQuip will issue, as soon as practicable, a certificate representing the number of shares, options or warrants of MediQuip you are entitled to receive.

If you own our shares through a nominee or in a brokerage account, you do not have a certificate to submit for exchange. Usually, your nominee or broker will submit certificates representing our shares for exchange on your behalf. We recommend that you contact your nominee or broker and confirm that a certificate is submitted for exchange.

Because of the name change, holders of our common stock, preferred stock, warrants and options are not required to exchange their certificates for MediQuip certificates. Dividends and other distributions declared after the Effective Date with respect to common stock or preferred stock of MediQuip and payable to holders of record thereof after the Effective Date will be paid to the holder of any unsurrendered common stock or preferred stock certificate of MediQuip, which by virtue of the name change are represented thereby and such holder will be entitled to exercise any right as a shareholder of MediQuip, until such holder has surrendered the certificate of MediQuip. Holders of warrants or options will be entitled to exercise any right as a holder of MediQuip, until such holder has surrendered the certificate of MediQuip.

Capitalization

Our authorized capital consists of 500,000,000 shares of capital stock divided into 490,000,000 shares of common stock, $.001 par value per share, and 10,000,000 shares of preferred stock, $.001 par value per share. As a result of the name change and exchange of the common stock and preferred stock, MediQuip will have outstanding the same number of shares of common stock and the same number of shares of preferred stock. The name change will not affect our total stockholder equity or total capitalization.

ADDITIONAL INFORMATION

A copy of our annual report on Form 10-KSB for the fiscal year ended January 31, 2005, a copy of our quarter annual report on Form 10-QSB for the fiscal quarter ended July 31, 2006 and the Form 8-K describing the business combination between MediQuip and Deep Down are available free of charge, by written request to the corporate secretary at MediQuip’s principal executive offices set forth above. Copies can also be obtained, free of charge, from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates. We file documents and reports electronically through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) which is publicly available, at no charge, through the Commission’s Internet World Wide website, http://www.sec.gov.

By Order of the Board of Directors,

David Francis
Chief Executive Officer

Dated: November 14, 2006

4

EXHIBIT A

AMEMDMENT TO ARTICLES OF INCORPORATION
OF
MEDIQUIP HOLDINGS, INC.
(A NEVADA CORPORATION)

ARTICLE I
Name

The name of the Corporation is Deep Down, Inc. (herein the “Corporation”).

Exhibit A - Page 1

EXHIBIT B

FORM 8-K

[To be filed with the definitive Information Statement]

Exhibit B - Page 1